Exhibit 99.2

LINKAGE TECHNOLOGIES INVESTMENT LIMITED AND SUBSIDIARIES

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page(s)

Unaudited condensed consolidated balance sheet as of June 30, 2010	F-2

Unaudited condensed consolidated statements of operations for the six-month periods ended June 30, 2009 and 2010	F-3

Unaudited condensed consolidated statements of changes in equity and comprehensive income for the six-month periods ended June 30, 2009 and 2010	F-4

Unaudited condensed consolidated statements of cash flows for the six-month periods ended June 30, 2009 and 2010	F-5

Notes to unaudited condensed consolidated financial statements	F-6

LINKAGE TECHNOLOGIES INVESTMENT LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands US$, except share data)

June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$16,474
Restricted cash	1,820
Trade accounts receivable, net	79,514
Inventories, contracts in progress and deferred costs	11,513
Amount due from related party	2,904
Prepaid expenses and other current assets	3,759
Deferred tax assets - current	4,802

Total current assets	120,786
Restricted cash - noncurrent	349
Property and equipment, net	2,401
Deferred tax assets - noncurrent	191
Other assets	324

Total assets	$124,051

LIABILITIES AND EQUITY
Current liabilities:
Short-term bank borrowings	$5,890
Trade accounts payable	10,262
Notes payable	2,042
Accrued payroll and welfare	12,796
Deferred revenue	7,838
Accrued expenses and other payables	11,132
Income tax payable	652
Deferred tax liabilities - current	7,109

Total liabilities	57,721

Equity:
Ordinary shares ($0.1 par value; 500,000 shares authorized, 9,288 shares issued and outstanding)	1
Additional paid-in capital	12,582
Accumulated other comprehensive income	4,967
Retained earnings	48,780

Total equity	66,330

Total liabilities and equity	$124,051

See the accompanying notes to unaudited condensed consolidated financial statements.

LINKAGE TECHNOLOGIES INVESTMENT LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands US$)

	For the six-month periods ended June 30,
	2009	2010
Revenues:
Software development	$58,736	$75,374
IT services	1,692	2,450
Third-party hardware and software	6,181	3,364

Total revenues	66,609	81,188

Cost of revenues:
Software development	(27,531)	(39,699)
IT services	(873)	(1,422)
Third-party hardware and software	(5,503)	(2,992)

Total cost of revenues	(33,907)	(44,113)

Gross profit	32,702	37,075

Operating expenses:
Sales and marketing expenses	(4,174)	(7,023)
General and administrative expenses	(7,645)	(8,316)
Research and development expenses	(2,914)	(1,757)

Total operating expenses	(14,733)	(17,096)

Income from operations	17,969	19,979

Other income (expense):
Interest income	62	97
Interest expense	(320)	(371)
Other income, net	520	19

Total other income (expense), net	262	(255)

Income before income taxes	18,231	19,724
Income tax expense	(3,081)	(3,410)

Net income	$15,150	$16,314

See the accompanying notes to unaudited condensed consolidated financial statements.

LINKAGE TECHNOLOGIES INVESTMENT LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME

(In thousands US$, except share data)

				Accumulated Other Comprehensive Income
			Additional Paid-in Capital
	Ordinary shares				Retained Earnings	Total	Comprehensive Income
	Shares	Amount				Equity

Balance at January 1, 2009	9,288	$1	$11,192	$4,573	$17,918	$33,684
Net income			—	—	15,150	15,150	$15,150
Foreign currency translation adjustment	—	—	—	(10)	—	(10)	(10)
Dividend declared	—	—	—	—	(14,715)	(14,715)

Balance at June 30, 2009	9,288	$1	$11,192	$4,563	$18,353	$34,109	$15,140

Balance at January 1, 2010	9,288	$1	$12,582	$4,601	$32,466	$49,650
Net income			—	—	16,314	16,314	$16,314
Foreign currency translation adjustment	—	—	—	366	—	366	366

Balance at June 30, 2010	9,288	$1	$12,582	$4,967	$48,780	$66,330	$16,680

See the accompanying notes to unaudited condensed consolidated financial statements.

LINKAGE TECHNOLOGIES INVESTMENT LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands US$)

	For the six-month periods ended June 30,
	2009	2010
Cash flows from operating activities:
Net income	$15,150	$16,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	526	606
Loss on disposal of property and equipment	8	160
Provision for doubtful accounts	—	(79)
Provision for expected losses on uncompleted contracts	—	(136)
Deferred taxes	(830)	1,685
Changes in assets and liabilities:
Trade accounts receivable	(16,699)	1,351
Notes receivable	—	964
Inventories, contracts in progress and deferred costs	(5,656)	4,683
Amount due from related party	(1,861)	45
Prepaid expenses and other current assets	1,958	219
Trade accounts payable	237	(6,462)
Notes payable	—	2,042
Accrued payroll and welfare	(1,393)	(4,645)
Deferred revenue	(1,360)	(8,162)
Accrued expenses and other payables	2,929	(1,763)
Income tax payable	(141)	(540)

Net cash provided by (used in) operating activities	(7,132)	6,282

Cash flows from investing activities:
Change in restricted cash	64	(1,474)
Purchases of property and equipment	(1,211)	(776)
Loans made to related party	(6,062)	—
Loans repaid by related party	5,856	—

Net cash used in investing activities	(1,353)	(2,250)

Cash flows from financing activities:
Dividend paid	(12,517)	(1,455)
Proceeds from short-term bank borrowings	24,882	5,890
Repayment of short-term bank borrowings	(5,125)	(14,645)

Net cash provided by (used in) financing activities	7,240	(10,210)

Effect of exchange rate changes	(16)	352

Net decrease in cash and cash equivalents	(1,261)	(5,826)
Cash and cash equivalents, beginning of the period	17,976	22,300

Cash and cash equivalents, end of the period	$16,715	$16,474

Supplemental disclosure of cash flow information:
Income taxes paid	$4,052	$2,265
Interest paid	$320	$371

See the accompanying notes to unaudited condensed consolidated financial statements.

LINKAGE TECHNOLOGIES INVESTMENT LIMITED AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands US$, except share related data)

1.	PRINCIPAL ACTIVITIES

Linkage Technologies Investment Limited (“Linkage BVI”) and its subsidiaries (collectively, the “Company”) are principally engaged in the provision of customized software development and IT services, including system integration and IT consulting services, to telecommunication carriers and their provincial subsidiaries in the People’s Republic of China (the “PRC”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with applicable rules and regulations of the Securities and Exchange Commission and the accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the financial statements, accounting policies and financial notes thereto included in the Company’s audited consolidated financial statements as of December 31, 2008 and 2009 and for each of the three years in the period ended December 31, 2009. In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair representation of financial results for the interim periods presented.

(b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. While assumptions and estimates are based on the facts and circumstances existing as of June 30, 2010, actual results could differ from such estimates.

(c)	Significant Accounting Policies

The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies used in the preparation of the Company’s consolidated financial statements for the three years in the period ended December 31, 2009.

(d)	Recent Accounting Pronouncements

In September 2009, the FASB issued an authoritative pronouncement regarding revenue arrangements with multiple deliverables. This pronouncement was issued in response to practice concerns related to accounting for revenue arrangements with multiple deliverables under the existing pronouncement. Although the new pronouncement retains the criteria from the existing pronouncement for when delivered items in a multiple-deliverable arrangement should be considered separate units of accounting, it removes the separation criterion under the existing pronouncement that objective and reliable evidence of the fair value of any undelivered items must exist for the delivered items to be considered a separate unit or separate units of accounting. The new pronouncement is effective for fiscal years beginning on or after June 15, 2010. Entities can elect to apply this pronouncement prospectively to new or materially modified arrangements after the pronouncement’s effective date or retrospectively for all periods presented. Early application is permitted; however, if the entity elects prospective application and early adopts this pronouncement after its first interim reporting period, it must also retrospectively apply this pronouncement as of the beginning of that fiscal year and disclose the effect of the retrospective adjustments on the prior interim periods’ revenue, income before taxes, net income, and earnings per share. The Company is in the process of evaluating the effect of adoption of this pronouncement.

In September 2009, the FASB issued an authoritative pronouncement regarding software revenue recognition for arrangements with multiple deliverables. The pronouncement addresses how consideration should be allocated to different units of accounting and removes the previous criterion that entities must use objective and reliable evidence of fair value in separately accounting for deliverables. The pronouncement provides that products containing both software and non-software components that function together to deliver the product’s essential functionality are excluded from the scope of current revenue recognition guidance for software products. The pronouncement includes factors that entities should consider when determining whether the software and non-software components function together to deliver the product’s essential functionality. The pronouncement is effective for fiscal years beginning on or after June 15, 2010. Entities can elect to apply this pronouncement prospectively to new or materially modified arrangements after the pronouncement’s effective date, or retrospectively for all periods presented. Early application is permitted. However, if the entity elects prospective application and early adopts this pronouncement after its first interim reporting period, it must also retrospectively apply this pronouncement as of the beginning of that fiscal year and disclose the effect of the retrospective adjustments on the prior interim periods’ revenue, income before taxes, net income, and earnings per share. The Company is in the process of evaluating the effect of adoption of this pronouncement.

In April 2010, the FASB issued an authoritative pronouncement regarding the milestone method of revenue recognition. The scope of this pronouncement is limited to arrangements that include milestones relating to research or development deliverables. The pronouncement specifies criteria that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The criteria apply to milestones in arrangements within the scope of this pronouncement regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The pronouncement will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early application is permitted. Affected entities can apply this guidance prospectively to milestones achieved after adoption. However, retrospective application to all prior periods is also permitted. The Company is in the process of evaluating the effect of adoption of this pronouncement.

3.	TRADE ACCOUNTS RECEIVABLE, NET

Trade accounts receivable, net consisted of the following:

As of June 30, 2010

Billed receivables	$21,341
Unbilled receivables	58,219
Less: Allowance for doubtful accounts	(46)

Trade accounts receivable, net	$79,514

4.	INVENTORIES, CONTRACTS IN PROGRESS AND DEFERRED COSTS

Inventories, contracts in progress and deferred costs consisted of the following:

As of June 30, 2010

Inventories	$2,936
Contracts in progress	4,257
Deferred costs	4,320

Total	$11,513

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

As of June 30, 2010

Computer	$5,144
Furniture, fixtures and office equipment	240
Motor vehicles	705

6,089
Less: accumulated depreciation	(3,688)

Property and equipment, net	$2,401

Depreciation expense for the six-month periods ended June 30, 2009 and 2010 was approximately $526 and $606, respectively.

6.	SHORT-TERM BANK BORROWINGS

As of June 30, 2010, the Company had outstanding borrowings of $5,890 under various loan agreements with commercial banks. The terms of the borrowings require repayment within three months to one year and are used for working capital purposes. There were no covenants. The interest rates for these borrowings range from 4.86% to 5.31%. The weighted average interest rates for the borrowings during the six-month periods ended June 30, 2009 and 2010 were 5.09% and 5.04%, respectively.

7.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

As of June 30, 2010

Accrued expenses	$9,005
Other payable	1,329
Other taxes payable	798

Total	$11,132

8.	INCOME TAXES

Hong Kong Linkage Technology Limited (“Linkage Hong Kong”) the Company’s Hong Kong subsidiary, is subject to Hong Kong income taxes and the Company’s subsidiaries incorporated in the PRC are subject to PRC income taxes.

Linkage Hong Kong did not accrue deferred tax liabilities related to withholding tax for the earnings from its investment in Linkage Technology (Nanjing) Co., Ltd. (“Linkage Nanjing”), a PRC subsidiary of the Company, for 2009 and 2010, as the Company plans to indefinitely reinvest undistributed profits earned after December 31, 2008 from Linkage Nanjing.

Linkage Nanjing is a qualified High and New Technology Enterprise (“HNTE”) operating in a state-level High and New Technology Development Zone (“HNTDZ”). Linkage Nanjing was entitled to a preferential tax rate of 15% since it obtained the HNTE status on December 9, 2008 with a valid period of three years.

According to the PRC Tax Administration and Collection Law, the statute of limitations is generally three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations will be extended to five years under special circumstances, which are not clearly defined. For any tax exposures related with related party transactions, the statute of limitations is 10 years. There is no statute of limitations in the case of tax evasion. The statue of limitations in Hong Kong is six years.

Income tax expense consisted of the following:

	For the six-month periods ended June 30,
	2009	2010
Current:
PRC	3,911	1,725

Total current income tax expense	$3,911	$1,725

Deferred:
PRC	$(830)	$1,685

Total deferred income tax expense (benefit)	$(830)	$1,685

Total income tax expense	$3,081	$3,410

The principal components of the deferred income tax assets and liabilities were as follows:

As of June 30, 2010
Deferred income tax assets:
Deferred revenue	$4,066
Accrued expense	689
Depreciation	145
Net operating loss carried forward	46
Other	47

Total deferred income tax assets	$4,993

Deferred income tax liabilities:
Contracts in progress	$(7,109)

Total deferred income tax liabilities	$(7,109)

Net deferred income tax liabilities	$(2,116)

Reported as:
Deferred tax assets – current	$4,802
Deferred tax assets – noncurrent	191
Deferred tax liabilities – current	(7,109)

Net deferred income tax liabilities	$(2,116)

Reconciliation between the provision for income tax computed by applying the PRC enterprise income tax rates to income before income taxes and the actual provision for income tax was as follows:

	For the six-month periods ended June 30,
	2009	2010

PRC statutory tax rate	25.0%	25.0%
Effect of tax holiday	(11.2)%	(11.4)%
Additional R&D deduction	(1.3)%	(2.8)
Permanent differences	4.5%	6.3%
Effect of different tax rate of group entity operating in other jurisdictions	(0.1)%	0.2%

Effective tax rate	16.9%	17.3%

9.	EMPLOYEE BENEFIT PLAN

The Company’s subsidiaries in China participate in a government-mandated multi-employer defined contribution plan for its full time employees pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to contribute an amount based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations. The Company has no further commitments beyond its contribution. During the six-month periods ended June 30, 2009 and 2010, the Company contributed and recorded expenses of $2,430, and $3,879, respectively.

10.	RELATED PARTY TRANSACTIONS

During the six-month periods ended June 30, 2009 and 2010, the Company leased an office building from Linkage Technology Labor Union, a union established in accordance with the Chinese Labor Union Law and whose members are employees of Linkage Nanjing, for $110 and $110, and leased vehicles from Lianchuang Technology Company Limited (“Lianchuang Technology”) for $55 and $113, respectively. Both contracts are renewable annually. Through March 2008 and June 2007, the Company and Lianchuang Technology had the same board of directors and shareholders, respectively. The Company’s CEO is also the chairman of the board of Lianchuang Technology.

During the six months periods ended June 30, 2009 and 2010, the Company purchased employee training services from Nanjing Jingling College of Software Education, a subsidiary of Liangchuang Technology, for $202 and $139, respectively.

During the six months period ended June 30, 2009 and 2010, the Company purchased electronic equipment from Liangchuang Technology for nil and $108, respectively.

During the six months periods ended June 30, 2009 and 2010, the Company paid professional fees on behalf of Linkage Technologies International Holdings Limited (“Linkage Cayman”), then the parent of the Company, in the amount of $246 and $154, respectively, which was mainly associated with its proposed initial public offering.

During the six-month periods ended June 30, 2009 and 2010, the Company provided loans of $6,062 and nil to Lianchuang Technology, respectively. There were no formal loan agreements. Most of the loans were repaid within one to six months. The Company has not received any interest on the loans. As of June 30, 2009 and 2010, there were loans of $206 and nil due from Lianchuang Technology, respectively.

As of June 30, 2009 and 2010, there was $2,073 and $2,904, respectively, due from Linkage Cayman as a result of the above activities.

As of June 30, 2009 and 2010, there were $206 and nil, respectively, due to or from Lianchuang Technology as a result of the above transactions.

11.	COMMITMENTS AND CONTINGENCIES

a)	Contingencies

The Company is subject to claims and legal proceedings that arise in the ordinary course of its business. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavorably to the Company. The Company did not have any claims or legal proceedings that have a significant impact on its business, assets or operations.

Certain customized software contracts include indemnification clauses that indemnify the Company’s customers against liabilities and damages arising from intellectual property infringement claims relating to the software licensed by the Company. The indemnification obligates the Company to make payments to the guaranteed licensee if an infringement claim against the licensee occurs that results in any liabilities or damages related to the licensed software. The Company has not recorded any liability with respect to the potential infringement and profit sharing claims associated with the Company’s intellectual property as it is the Company’s assessment that the risk of such claim resulting from the potential infringement is remote.

b)	Letters of credit

The Company’s revolving credit facilities which have been renewed on December 31, 2009 provided for letters of credit and letters of guarantee up to an aggregate of $13,000. As of June 30, 2010, there was no amount used under the facilities for Linkage Hong Kong and the unused credit facilities totaled $13,000. The credit facilities had no collateral.

12.	BUSINESS AND CREDIT CONCENTRATION

The Company’s customers are primarily the headquarters and the provincial subsidiaries of three major telecommunication carriers in the PRC. Currently, all major telecommunication carriers in the PRC are primarily state-owned and are subject to extensive government regulation and control. In aggregate, these three telecommunications carriers accounted for 100% and 99% of the Company’s revenues for the six-month periods ended June 30, 2009 and 2010, respectively.

Despite being state-owned, the headquarters and provincial subsidiaries of the three major telecommunication carriers generally contract on an individual entity basis. The following table summarizes sales to those entities that individually comprised 10% or more of total revenues:

	For the six-month periods ended June 30,
	2009	%
Customer A	$7,678	12

No individual customer accounted for 10% or more of total revenue in the six-month periods ended June 30, 2010.

The following table summarizes the accounts receivable from a customer that individually comprised 10% or more of total trade accounts receivable:

	As of June 30,
	2009	%
Customer A	$7,206	11

No individual customer represented 10% or more of trade accounts receivable as of June 30, 2010.

13.	RESTRICTED NET ASSETS

Pursuant to laws applicable to the Foreign Investment Enterprises incorporated in the PRC, the Company’s PRC subsidiaries must make appropriations from after-tax profit to non-distributable reserve funds as determined by the board of directors of the respective subsidiaries. These reserve funds include a (i) general reserve, (ii) enterprise expansion fund, and (iii) staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires annual appropriations of 10% of after tax profit as determined under generally accepted accounting principles in the PRC. The other fund appropriations are at the discretion of the respective subsidiaries. These reserve funds can only be used for the specific purposes of enterprise expansion and staff bonus and welfare and are not distributable as cash dividends. The appropriations to the general reserve are required until the balance reaches 50% of the subsidiaries’ registered capital. The Company had a statutory reserve balance of $7,977 as of June 30, 2010. In addition, the PRC subsidiaries’ share capital of $13,673 as of June 30, 2010 was considered restricted due to restrictions on the distribution of share capital. As a result of the PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets either in the form of dividends, loans or advances, which restricted portions amounted to $21,650 as of June 30, 2010.

14.	SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through September 10, 2010.

On July 1, 2010, Linkage Cayman completed its business combination with AsiaInfo-Linkage, Inc. (formerly known as AsiaInfo Holdings, Inc.) (“AsiaInfo”), an IT software and solutions provider. Pursuant to the Business Combination Agreement dated December 4, 2009, as supplemented on June 5, 2010 by the Supplemental Agreement (collectively, the “Combination Agreement”), AsiaInfo purchased from Linkage Cayman 100% of the outstanding share capital of the Company, for $60,000 in cash and 26,832,731 shares of AsiaInfo’s common stock. The aggregate market value of the common stock and the total consideration were $581,734 and $641,734, respectively, as of the date of acquisition.